                                                                    Exhibit 10.1





                           LOAN AND SECURITY AGREEMENT


                           DATED AS OF OCTOBER 1, 1997


                                     BETWEEN


                             GRANT GEOPHYSICAL, INC.


                                       AND


                            ELLIOTT ASSOCIATES, L.P.

                                TABLE OF CONTENTS
                                -----------------

SECTION                                                                                                        PAGE
-------                                                                                                        ----
1.       DEFINITIONS............................................................................................  1
         1.1          General Terms.............................................................................  1
         1.2          Accounting Terms..........................................................................  9
         1.3          Others Defined in New York Uniform Commercial Code........................................  9

2.       CREDIT................................................................................................. 10
         2.1          Revolving Loans........................................................................... 10
         2.2          Prepayments and Terminations.............................................................. 10
         2.3          Statements................................................................................ 11
         2.4          Interest.................................................................................. 11
         2.5          Method for Making Payments................................................................ 11
         2.6          Term of This Agreement.................................................................... 12
         2.7          Closing Fee............................................................................... 12

3.       REPORTING REQUIREMENTS................................................................................. 12
         3.1          Financial Reports......................................................................... 12
         3.2          Verification of Accounts.................................................................. 12
         3.3          Account Covenants......................................................................... 12
         3.4          Collection of Accounts and Payments....................................................... 13
         3.5          Appointment of Lender as Borrower's Attorney-in-Fact...................................... 13
         3.6          Instruments and Chattel Paper............................................................. 13
         3.7          Equipment Warranties...................................................................... 13
         3.8          Equipment Records......................................................................... 13
         3.9          Safekeeping of Equipment and Real Property................................................ 14

4.       CONDITIONS OF ADVANCES................................................................................. 14
         4.1          Initial Advances.......................................................................... 14
         4.2          All Revolving Loans....................................................................... 15

5.       COLLATERAL............................................................................................. 16
         5.1          Security Interest......................................................................... 16
         5.2          Pledge and Deposit........................................................................ 16
         5.3          Grant of License to Use Intangibles....................................................... 17
         5.4          Processing, Sale, Collections, Etc........................................................ 17
         5.5          Preservation of Collateral and Perfection of Security Interests Therein................... 17
         5.6          Termination of Security Interest and Liens................................................ 18
         5.7          Reasonable Care........................................................................... 18
         5.8          Borrower to Remain Liable................................................................. 18
         5.9          Appraisals................................................................................ 18
         5.10         Maintenance of Collateral................................................................. 19

                                TABLE OF CONTENTS
                                   (continued)

SECTION                                                                                                        PAGE
-------                                                                                                        ----

6.       REPRESENTATIONS AND WARRANTIES......................................................................... 19
         6.1          Corporate Existence....................................................................... 19
         6.2          Corporate Authority....................................................................... 19
         6.3          Binding Effect............................................................................ 19
         6.4          Financial Data............................................................................ 19
         6.5          Collateral................................................................................ 19
         6.6          Chief Place of Business................................................................... 20
         6.7          Other Corporate Names..................................................................... 20
         6.8          Tax Liabilities........................................................................... 20
         6.9          Margin Security........................................................................... 20
         6.10         Survival of Warranties.................................................................... 20
         6.11         Litigation and Proceedings................................................................ 20
         6.12         Other Agreements.......................................................................... 20
         6.13         Compliance with Laws and Regulations; Environmental Matters............................... 20
         6.14         Patents, Trademarks and Licenses.......................................................... 21
         6.15         Pension and Welfare Plans................................................................. 21

7.       AFFIRMATIVE COVENANTS.................................................................................. 21
         7.1          Financial Statements...................................................................... 21
         7.2          Books, Records and Inspections............................................................ 23
         7.3          Taxes..................................................................................... 23
         7.4          Lender's Costs and Expenses............................................................... 24
         7.5          Borrower's Liability Insurance............................................................ 24
         7.6          Borrower's Property and Business Insurance................................................ 24
         7.7          Employee Benefits Plans................................................................... 24
         7.8          Environmental Matters..................................................................... 24
         7.9          Use of Proceeds........................................................................... 25
         7.10         Cash Management System.................................................................... 25

8.       NEGATIVE COVENANTS..................................................................................... 25
         8.1          Encumbrances.............................................................................. 25
         8.2          Indebtedness.............................................................................. 26
         8.3          Consolidations, Mergers or Acquisitions................................................... 26
         8.4          Investments or Loans...................................................................... 26
         8.5          Guarantees................................................................................ 26
         8.6          Disposal of Property...................................................................... 26
         8.7          Capital Investment Limitations............................................................ 27
         8.8          Dividends and Stock Redemptions........................................................... 27
         8.9          Issuance of Stock......................................................................... 27


                                TABLE OF CONTENTS
                                   (continued)

SECTION                                                                                                        PAGE
-------                                                                                                        ----
         8.10         Amendment of Certificate of Incorporation or By-Laws; Corporate
                      Name; Places of Business.................................................................. 27
         8.11         Lease Limitations......................................................................... 28
         8.12         Transactions with Subsidiaries and Affiliates............................................. 28
         8.13         Other Agreements.......................................................................... 28

9.       EVENTS OF DEFAULT, RIGHTS AND REMEDIES OF LENDER....................................................... 28
         9.1          Events of Default......................................................................... 28
         9.2          Rights and Remedies Generally............................................................. 31
         9.3          Entry Upon Premises and Access to Information............................................. 31
         9.4          Sale or Other Disposition of Collateral by Lender......................................... 31
         9.5          Waiver of Demand.......................................................................... 32
         9.6          Endorsement by Lender; Setoff............................................................. 32

10.      MISCELLANEOUS.......................................................................................... 32
         10.1         Waiver.................................................................................... 32
         10.2         Taxes..................................................................................... 33
         10.3         Costs and Attorneys' Fees................................................................. 33
         10.4         Expenditures by Lender.................................................................... 33
         10.5         Assignments; Participations............................................................... 33
         10.6         Reliance by Lender........................................................................ 33
         10.7         Parties................................................................................... 33
         10.8         Severability.............................................................................. 34
         10.9         Application of Payments................................................................... 34
         10.10        Marshalling; Payments Set Aside........................................................... 34
         10.11        Section Titles............................................................................ 34
         10.12        Notices................................................................................... 34
         10.13        Equitable Relief.......................................................................... 35
         10.14        Indemnification........................................................................... 36
         10.15        Counterparts.............................................................................. 36
         10.16        Prior Agreements.......................................................................... 36
         10.17        Successors and Assigns.................................................................... 36
         10.18        Continuing Agreement...................................................................... 37
         10.19        Filing of Financing Statement............................................................. 37
         10.20        Computations.............................................................................. 37
         10.21        CHOICE OF LAW............................................................................. 37
         10.22        PERSONAL JURISDICTION..................................................................... 37
         10.23        WAIVER OF JURY TRIAL...................................................................... 38



                                      -iii

                                    EXHIBITS
                                    --------


EXHIBIT A   --    Form of Revolving Note (Section 2.1(A))

EXHIBIT B   --    Form of Signature Authorization Certificate (Section 1.1)

EXHIBIT C   --    Form of Patent Security Agreement (Section 4.1(B)(x))

EXHIBIT D   --    Form of Lock Box Agreement (Section 4.1(B)(xi))

EXHIBIT E   --    Form of Stock Pledge Agreement (Section 4.1(B)(xii))

EXHIBIT F   --    Form of Guaranty and Security Agreement (Section 4.1(B)(xiii))

                                    SCHEDULES
                                    ---------

SCHEDULE 2.2(B)               --     Foreign Bank Accounts

SCHEDULE 3.7                  --     Permitted Rentals

SCHEDULE 5.2                  --     Pledges Notes and Pledged Interests

SCHEDULE 6.5                  --     Liens, Claims, Security Interests and
                                     Encumbrances Against the Collateral

SCHEDULE 6.7                  --     Other Corporate Names; Fictitious Names

SCHEDULE 6.11                 --     Pending Litigation

SCHEDULE 7.1(H)               --     Location of Collateral, Etc.

SCHEDULE 7.10                 --     Secondary Disbursement Accounts

SCHEDULE 8.2                  --     Permitted Indebtedness

                           LOAN AND SECURITY AGREEMENT
                           ---------------------------


                  This Loan and Security Agreement and all Exhibits and Schedules attached hereto and hereby made a part hereof (as the same may from time to time be amended, modified, supplemented or restated, the "AGREEMENT"), is made as of this 1st day of October, 1997, by and between GRANT GEOPHYSICAL, INC., a Delaware corporation, with its principal place of business and chief executive office at 16850 Park Row, Houston, Texas 77084 ("BORROWER"), and ELLIOTT ASSOCIATES, L.P., a Delaware limited partnership, with its chief executive office at 712 Fifth Avenue, New York, New York 10019 ("LENDER").

                               W I T N E S E T H:
                               ------------------

                  WHEREAS, Borrower desires to borrow an aggregate principal amount of up to Five Million and No/100 Dollars ($5,000,000.00) from Lender, and Lender is willing to make certain loans to Borrower of up to such amount upon the terms and conditions set forth herein; and

                  WHEREAS, Lender is willing to extend credit to Borrower only upon the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of Borrower by Lender, the parties hereto hereby agree as follows:

                  1.       DEFINITIONS.
                           -----------

                  1.1 GENERAL TERMS. When used herein, the following terms shall have the following meanings:

                  "ACCOUNT DEBTOR" shall mean the party who is obligated on or under an Account.

                  "ACCOUNTS" shall mean all present and future rights of Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance.

                  "AFFILIATE" shall mean any Person (i) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with Borrower, (ii) that directly or beneficially owns or holds 5% or more of any class of the voting stock of Borrower or (iii) 5% or more of the voting stock (or in the case of a person which is not a corporation, 5% or more of the equity interest) of which is owned directly or beneficially or held by Borrower.

                  "AGREEMENT" shall have the meaning set forth in the PREAMBLE hereof.

                  "AUTHORIZED OFFICER" shall mean at any time an individual whose signature has been certified to Lender on behalf of Borrower pursuant to a Signature Authorization Certificate actually received by Lender at such time and whose authority has not been revoked prior to such time in the manner prescribed in such Certificate.

                  "BASE RATE" shall mean at any time and from time to time the rate of interest per annum announced by The Chase Manhattan Bank as its prime lending rate at New York, New York, which rate shall not necessarily be the lowest rate of interest that The Chase Manhattan Bank charges its customers.

                  "BORROWER" shall have the meaning set forth in the PREAMBLE hereof.

                  "BUSINESS DAY" shall mean a day (other than a Saturday or Sunday) on which banks are open for business in New York, New York.

                  "CAPITALIZED LEASE OBLIGATIONS" means any amount payable with respect to any lease of any tangible or intangible property (whether real, personal or mixed), however denoted, which either (i) is required by GAAP to be reflected as a liability on the face of the balance sheet of the lessee thereunder or (ii) based on actual circumstances existing and ascertainable, either at the commencement of the term of such lease or at any subsequent time at which any property becomes subject thereto, can be anticipated to impose on such lessee substantially the same economic risks and burdens, having regard to such lessee's obligations and the lessor's rights thereunder both during and at the termination of such lease, as would be imposed on such lessee by any lease which is required to be so reflected or by the ownership of the leased property.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

                  "CLOSING DATE" shall mean the date of this Agreement.

                  "CLOSING FEE" shall have the meaning set forth in SUBSECTION
           2.7 hereof.

                  "CODE" shall have the meaning set forth in SUBSECTION 1.3 hereof.

                  "COLLATERAL" shall mean all real and personal property and/or interests in property now owned or hereafter acquired by Borrower in or upon which a security interest, lien or mortgage is granted to Lender (or to any agent, trustee or other party acting on Lender's behalf) by Borrower, whether under this Agreement, the other Financing Agreements, or any other documents, instruments or writings executed by Borrower and delivered to Lender.

                  "COLLECTING BANK" shall have the meaning set forth in SUBSECTION 3.4 hereof.

                  "CONCENTRATION ACCOUNT" shall have the meaning set forth in SUBSECTION 7.10 hereof.

                  "CONTAMINANT" shall mean any solid waste, pollutant, hazardous substance, Hazardous Material, toxic substance, hazardous waste, special waste, petroleum (including natural gas) or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls (PCBs), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in federal, state or local laws or regulations.

                  "DAMAGES AND COSTS" shall mean all liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

                  "DEBT SERVICE" shall mean, for any period of Borrower, all amounts due and owing by Borrower during such period, whether of principal or interest, and whether a scheduled payment or a mandatory prepayment, with respect to any and all indebtedness for borrowed money.

                  "DEFAULT" means any event which, with lapse of time or notice or lapse of time and notice, will constitute an Event of Default if it continues uncured.

                  "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" shall mean all Requirements of Law derived from or relating to CERCLA; the Clean Water Act, as amended, 33 U.S.C. Section 125, ET SEQ.; the Clean Air Act, as amended, 42 U.S.C. Section 7401, ET SEQ.; OSHA; RCRA; any so-called "Superfund" or "Superlien" law or any other federal, state, local and foreign Requirements of Law relating to health and safety, pollution or protection of the environment, including without limitation, Requirements of Law relating to reclamation of land and waterways and Requirements of Law relating to emissions, discharges, releases and threatened releases of Contaminants into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Contaminants, or otherwise relating to worker health and safety or public health and safety, in each case material to the ownership or operation of the Property.

                  "ENVIRONMENTAL LIEN" shall mean a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirements of Law, or (ii) damages arising from, or costs incurred by such governmental entity in response to, a Release or threatened Release of a Contaminant into the environment.

                  "EQUIPMENT" shall mean any and all of Borrower's now owned or hereafter acquired machinery, equipment, furniture, furnishings, fixtures and all tangible personal property similar to any of the foregoing (other than "INVENTORY" as hereinafter defined), together with tools, dies, jigs, molds, machine parts, and motor vehicles of every kind and description, and all improvements, accessions and appurtenances thereto, and any proceeds, including insurance proceeds and condemnation awards.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

                  "EVENT OF DEFAULT" shall mean the occurrence or existence of any one or more of the events described in SUBSECTION 9.1 hereof.

                  "EXCESS CASH FLOW PAYMENT" shall mean a payment by Borrower to Lender under SUBSECTION 2.2(B)(I) hereof of an amount equal to the cash balance of all collected funds in Borrower's Concentration Account minus $200,000. Such amount shall be determined at 12:00 p.m. New York time on October 3, 1997 and at 12:00 p.m. New York time on every Friday thereafter (if any such Friday is not a Business Day then such amount shall be determined at 12:00 p.m. on the preceding Thursday).

                  "FINANCING AGREEMENTS" shall mean all agreements, instruments and documents, including, without limitation, security agreements, loan agreements, notes, mortgages, deeds of trust, subordination agreements, guarantees, pledges, powers of attorney, consents, assignments, contracts, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of Borrower and delivered to Lender in connection with the extension by Lender to Borrower of the Total Facility, together with all agreements and documents referred to therein or contemplated thereby.

                  "FOREIGN BANK ACCOUNTS" shall mean the accounts set forth on
         SCHEDULE 2.2(B).

                  "FOREIGN EXCESS CASH FLOW PAYMENT" shall mean a payment in United States dollars by Borrower to Lender under SUBSECTION 2.2(B)(II) hereof of an amount equal to (i) the sum of each amount in any Foreign Bank Account or (ii) such lesser amount as Borrower shall determine. Such amount shall be determined at any time upon Lender's request during the occurrence and continuation of an Event of Default. Borrower shall be responsible for paying any taxes, fees, costs or other charges in connection with making such Foreign Excess Cash Flow Payment.

                  "GAAP" shall mean generally accepted accounting principles which are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants in existence as of the date hereof.

                  "GENERAL INTANGIBLES" shall mean all now owned or hereafter acquired choses in action, causes of action and all other intangible personal property of Borrower of every kind and nature (other than Accounts), including, without limitation, corporate or other business records, inventions, applications, patents, patent applications, service marks, trademarks, trademark applications, trade names, trade secrets, goodwill, registrations, copyrights, licenses, franchises, customer lists, tax refund claims, rights and claims against carriers and shippers, rights to indemnification, proceeds of insurance covering the lives of key employees on which Borrower is beneficiary, and any letter of credit, guarantee, security interest or other security held by or granted to Borrower to secure payment by an Account Debtor.

                  "GOODS" shall have the meaning assigned to such term under the Code.

                  "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any federal, state, local or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "HAZARDOUS MATERIAL" shall mean any chemical, substance, material, object, condition, waste or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, all of those chemicals, substances, materials, objects, conditions, wastes or combinations thereof which are now or become listed, defined or regulated in any manner by any federal, state or local law based upon, directly or indirectly, such properties or effects.

                  "INDEBTEDNESS" shall mean, with respect to any Person, as of the date of determination thereof, (i) all of such Person's indebtedness for borrowed money, (ii) all indebtedness of such Person or any other Person secured by any Lien with respect to any property or asset owned or held by such Person, regardless whether the indebtedness secured thereby shall have been assumed by such Person, (iii) all indebtedness of other Persons which such Person has directly or indirectly guaranteed (whether by discount or otherwise), endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse to such Person or with respect to which such Person is otherwise directly or indirectly liable, including, without limitation, indebtedness in effect guaranteed by such Person through any agreement (contingent or otherwise) to (A) purchase, repurchase or otherwise acquire such indebtedness or any security therefor, (B) provide funds for the payment or discharge of such indebtedness or any other liability of the obligor of such indebtedness (whether in the form of loans, advances, stock purchases, capital contribution or otherwise), (C) maintain the solvency of any balance sheet or other financial condition of the obligor of such indebtedness, or (D) make payment for any products, materials or supplies or for any transportation or services regardless of the nondelivery or nonfurnishing thereof, if in any such case the purpose or intent of such agreement is to provide assurance that such indebtedness will be paid or discharged or that any agreements relating thereto will be complied with or that the holders of such indebtedness will be protected against loss in respect thereof, (iv) all of such Person's Capitalized Lease Obligations and (v) all actual or contingent reimbursement obligations with respect to letters of credit issued for such Person's account.

                  "INDEMNIFIED MATTERS" shall have the meaning set forth in SUBSECTION 10.14 hereof.

                  "INDEMNITEES" shall have the meaning set forth in SUBSECTION
         10.14 hereof.

                  "INTELLECTUAL PROPERTY" shall mean all of Borrower's past, present and future: trade secrets and other proprietary information; trademarks, trade names, service marks, business names, designs, logos, indicia, and/or other source and/or business identifiers and the goodwill of the business relating thereto and all registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including, without limitation, copyrights for computer programs) and copyright registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; license agreements related to any of the foregoing set forth in this definition and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of the foregoing set forth in this definition; the right to sue for all past, present and future infringements of any of the foregoing set forth in this definition; and all common law and other rights throughout the world in and to all of the foregoing set forth in this definition.

                  "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986 and the regulations promulgated thereunder, as amended from time to time, and any successor statute and/or regulations.

                  "INVENTORY" shall mean any and all goods, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by Borrower, which are held for sale or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in Borrower's business, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Borrower.

                  "IRS" shall mean the Internal Revenue Service and any successor department or agency.

                  "LENDER" shall have the meaning set forth in the PREAMBLE hereof.

                  "LIABILITIES" shall mean all of Borrower's liabilities, obligations, and Indebtedness to Lender of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed or otherwise (including obligations of performance) and whether arising or existing under written agreement, oral agreement or operation of law, including without limitation all of Borrower's indebtedness and obligations to Lender under this Agreement, the Revolving Note and any Financing Agreement.

                  "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, collateral deposit arrangement, security interest, encumbrance for the payment of money, lien (statutory or other), preference, right of setoff, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement (other than a financing statement filed by a "true" lessor pursuant to Section 9-408 of the Code) naming the owner of the asset to which such Lien relates as debtor, under the Code or other comparable law of any jurisdiction.

                  "LOCK BOX" shall have the meaning set forth in SUBSECTION 3.4 hereof.

                  "LOCK BOX AGREEMENT" shall have the meaning set forth in SUBSECTION 3.4 hereof.

                  "LOSS" shall have the meaning set forth in SUBSECTION 9.1(F) hereof.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect upon (i) the business, assets or other properties, liabilities or condition (financial or otherwise) results of operations or prospects of Borrower, (ii) the ability of Borrower to repay the Liabilities,
         (iii) any material aspect of the benefits provided to Lender with respect to the Collateral or financial accommodations provided under this Agreement or any of the other Financing Agreements, or (iv) the ability of Borrower to perform or cause to be performed any material obligation under this Agreement or any of the other Financing Agreements to which it is a party.

                  "MATURITY DATE" shall have the meaning set forth in SUBSECTION
         2.6 hereof.

                  "MAXIMUM REVOLVING FACILITY" shall have the meaning set forth in SUBSECTION 2.1 of this Agreement.

                  "MONTHLY REPORT" shall have the meaning set forth in SUBSECTION 3.1(A) hereof.

                  "OSHA" shall mean the Occupational Safety and Health Act, 29 U.S.C. Section 551 ET SEQ., any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.

                  "PAYROLL ACCOUNT" shall have the meaning set forth in SUBSECTION 7.10 hereof.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

                  "PENSION PLAN" shall mean a "pension plan," as such term is defined in ERISA, that is subject to Title IV of ERISA (other than a multiemployer plan) and to which Borrower or any Subsidiary or Affiliate of Borrower may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

                  "PERMIT" shall mean any permit, approval, authorization, license, variance, or permission required from a Governmental Authority under an applicable Requirement of Law.

                  "PERSON" shall mean any person, employee, individual, corporation, partnership, trust, sole proprietorship, joint venture, or any Governmental Authority.

                  "PLEDGED NOTES" shall have the meaning set forth in SUBSECTION
         5.2 hereof.

                  "PLEDGED STOCK" shall have the meaning set forth in SUBSECTION
         5.2 hereof.

                  "PRIMARY DISBURSEMENT ACCOUNT" shall have the meaning set forth in SUBSECTION 7.10 hereof.

                  "PROPERTY" shall mean any real or personal property, plant, building, facility, structure, underground storage tank, equipment or unit, or other asset owned, leased or operated by Borrower (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

                  "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., and any successor statute, and any regulations or guidance promulgated thereunder.

                  "RELEASE" shall mean any release, spill, emission, leaking, pumping, pouring, emptying, escaping, injection, deposit, dumping, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

                  "REMEDIAL ACTION" shall mean actions to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine the nature and extent of a Release of a Contaminant and to design a remedial response and (iv) post-remedial investigation, monitoring, operation and maintenance and care.

                  "REPORTABLE EVENT" shall mean any of the events described in
         Section 4043 of ERISA or the regulations thereunder for which the thirty-day notice requirement has not been waived by the PBGC.

                  "REQUIREMENTS OF LAW" shall mean any federal, state or local law, rule or regulation, Permit, order, license, decree, guidance, directive or other binding determination of any Governmental Authority.

                  "REVOLVING LOANS" shall have the meaning set forth in SUBSECTION 2.1 hereof.

                  "REVOLVING NOTE" shall have the meaning set forth in SUBSECTION 2.1 hereof.

                  "SECONDARY DISBURSEMENT ACCOUNT" shall have the meaning set forth in SUBSECTION 7.10 hereof.

                  "SIGNATURE AUTHORIZATION CERTIFICATE" shall mean a certificate substantially in the form attached hereto as EXHIBIT B now or hereafter executed on behalf of Borrower and delivered to Lender.

                  "STOCK PLEDGE AGREEMENT" shall have the meaning set forth in SUBSECTION 5.2 hereof.

                  "SUBSIDIARY" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower.

                  "TERMINATION EVENT" shall mean (i) a Reportable Event with respect to any Benefit Plan, (ii) the withdrawal of Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the imposition of an obligation arising under Section 4041 of ERISA on Borrower or any ERISA Affiliate to provide affected parties with a written notice of intent to terminate a Benefit Plan in a distress termination described in
         Section 4041(c) of ERISA, (iv) the PBGC's institution of proceedings to terminate a Benefit Plan, (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of or the appointment of a trustee to administer any Benefit Plan or (vi) the partial or complete withdrawal of Borrower or any ERISA Affiliate from a Multiemployer Plan.

                  "TOTAL FACILITY" shall mean the amount of $5,000,000.

                  "WELFARE PLAN" shall mean a "welfare plan," as such term is defined in ERISA.

                  1.2 ACCOUNTING TERMS. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP in existence as of the date hereof.

                  1.3 OTHERS DEFINED IN NEW YORK UNIFORM COMMERCIAL CODE. All other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided by the Uniform Commercial Code of the State of New York (the "CODE") to the extent the same are used or defined therein.

                  2.       CREDIT.

                  2.1 REVOLVING LOANS. Subject to the provisions of SECTION 4 below, after execution of the Financing Agreements, Lender shall advance to Borrower, on a revolving credit basis, Revolving Loans ("REVOLVING LOANS") in such aggregate amounts as Borrower may from time to time request but not exceeding at any one time outstanding $5,000,000 (the "MAXIMUM REVOLVING FACILITY"). Borrower shall have the right to repay and reborrow any of the Revolving Loans; PROVIDED, HOWEVER, that it shall be a condition precedent to any reborrowing that as of the date of any reborrowing all of the conditions to borrowing set forth in this Agreement shall be satisfied and all representations and warranties made herein shall be true and correct in all respects as of the date of any reborrowing. Each advance to Borrower shall be in integral multiples of $25,000 and shall, on the day of such advance, be deposited, in immediately available funds, in such account as Borrower may, from time to time, designate. Borrower's Liabilities in connection with the Revolving Loans shall be evidenced by and payable in accordance with the terms of a note (the "REVOLVING NOTE") of even date herewith in the form attached hereto as EXHIBIT A and shall become immediately due and payable as provided in SUBSECTION 9.1 hereof and, without notice or demand, upon termination of this Agreement pursuant to SUBSECTION 2.6 hereof.

                  2.2      PREPAYMENTS AND TERMINATIONS.

                  (A) OPTIONAL PREPAYMENTS. Borrower may prepay the Revolving Loans without premium or penalty in whole or in part, provided that (i) Borrower shall give Lender not less than one (1) Business Day's prior notice thereof, specifying the Revolving Loans to be prepaid and the date and amount of prepayments, (ii) each partial prepayment shall be made in a principal amount of $25,000 or an integral multiple thereof and (iii) if such prepayment prepays all Revolving Loans in full and is accompanied by the termination in whole of all Revolving Loans, Borrower shall pay Lender accrued interest on the Revolving Loans to the date of prepayment. Amounts repaid pursuant to this SUBSECTION 2.2(A) may be reborrowed subject to SUBSECTION 2.1.

                  (B)      MANDATORY PREPAYMENTS:

                  (i) EXCESS CASH FLOW. Borrower agrees to automatically make an Excess Cash Flow Payment, if any, by 1:00 p.m. on October 3, 1997 and by 1:00 p.m. on every Friday thereafter (if any such Friday is not a Business Day then any payment required to be made on such day shall be made by 1:00 p.m. on the preceding Thursday). Any Excess Cash Flow Payments shall be applied to reduce the principal amount of the Revolving Loans then outstanding; PROVIDED, HOWEVER, that if the amount of any Excess Cash Flow Payment exceeds the principal amount of the Revolving Loans then outstanding, the amount by which such Excess Cash Flow Payment exceeds the amount equal to the sum of the principal amount of the Revolving Loans then outstanding plus any interest and fees then owing to Lender shall be deducted from such Excess Cash Flow Payment. Amounts repaid pursuant to this SUBSECTION 2.2(B)(I) may be reborrowed subject to SUBSECTION 2.1.

                  (ii) FOREIGN EXCESS CASH FLOW. In the event of the occurrence and continuation of an Event of Default, Lender may require Borrower to make one or more Foreign Excess Cash Flow Payments on such date or dates as Lender shall determine. Any Foreign Excess Cash Flow Payment shall be applied to reduce the principal amount of the Revolving Loans then outstanding. Amounts repaid pursuant to this SUBSECTION 2.2(B)(II) shall reduce the Maximum Revolving Facility by such amounts and may not be reborrowed.

                  (C) TERMINATIONS. Borrower may terminate the Revolving Loans without premium or penalty in whole or in part (but if in part, then in an aggregate amount not less than $25,000 or such greater amount that is an integral multiple of $25,000), provided that the Revolving Loans may not be reduced to an amount less than the principal amount of the Revolving Loans then outstanding. Any termination of the Revolving Loans pursuant to this SUBSECTION 2.2(C) may not be reinstated.

                  2.3 STATEMENTS. Lender shall render statements of account to Borrower setting forth (i) all loans and advances made by Lender to Borrower pursuant to this Agreement, (ii) all payments made by Borrower on all such loans and advances and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be presumed correct and binding upon Borrower and shall constitute an account stated unless, within ten (10) days after receipt of any statement from Lender, Borrower shall deliver to Lender written objection thereto specifying the error or errors, if any, contained in such statement.

                  2.4 INTEREST. Borrower shall pay to Lender interest on the outstanding principal balance of each of the Revolving Loans at the rate of two percent (2%) per annum in excess of the Base Rate. Interest on all Revolving Loans shall be payable monthly in arrears not later than the last day of each calendar month. Interest on all Revolving Loans shall be computed on the basis of a 360-day year for the actual number of days elapsed. Following the occurrence and during the continuance of an Event of Default, Borrower shall pay to Lender interest on its Liabilities from the date of an Event of Default until such Event of Default has been cured or waived at the per annum rate of five percent (5%) in excess of the rate applicable to the Liabilities. If any payment of interest owing pursuant to this agreement falls due on a day that is not a Business Day, then such due date shall be extended to the next following Business Day, and additional interest and fees shall accrue and be payable for the period of such extension. In no contingency or event whatsoever will interest charged on the Revolving Loans, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction, in a final determination, deems applicable to the Revolving Loans. In the event that such a court determines that Lender has received interest under the Revolving Loans in excess of the highest rate applicable to the Revolving Loans, any such excess interest collected by Lender is deemed to have been a repayment of principal and will be so applied.

                  2.5 METHOD FOR MAKING PAYMENTS. The receipt of any wire transfer of funds, check or other payment by Borrower shall be immediately applied to provisionally reduce the Liabilities, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Lender or unless and until such check or other item of payment is honored when presented for payment. For interest calculation purposes, all checks, wire transfers and other items of payment to Lender shall be deemed to have been paid to Lender one (1) Business Day after the date Lender actually receives such wire transfer of immediately available federal funds, or one (1) Business Day after Lender actually receives possession of such check or other payment. This calculation shall apply irrespective of Borrower's Liabilities to Lender. If such check or item of payment is not honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any wire transfer, check or other item of payment received by Lender after 1:00 p.m. New York time shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

                  2.6 TERM OF THIS AGREEMENT. The term for this Agreement shall be from the date hereof until March 31, 1999 (the "MATURITY DATE") and shall not be renewable without the prior written consent of Lender. Upon the effective date of termination of this Agreement, all of the Liabilities shall become immediately due and payable without notice or demand. Notwithstanding the termination of this Agreement, until all of the Liabilities under this Agreement and the other Financing Agreements shall have been fully paid and satisfied and all financing arrangements between Borrower and Lender shall have been terminated, all of Lender's rights and remedies under this Agreement shall survive, Lender shall be entitled to retain its security interest in and to all existing and future

Collateral and Borrower shall continue to remit collections of Accounts, proceeds thereof and proceeds from the sales of other assets as provided herein.

                  2.7 CLOSING FEE. Borrower shall pay to Lender a closing fee in the amount of $100,000 (the "CLOSING FEE") at the time specified in SUBSECTION 4.1(A).

                  3. REPORTING REQUIREMENTS.

                  3.1 FINANCIAL REPORTS. Borrower shall submit to Lender, not later than the 10th day of each month a monthly report ("MONTHLY REPORT") signed by an Authorized Officer of Borrower, which Monthly Report shall include a detailed aging (by total) of Borrower's Account and any book overdraft. Upon the request of Lender, Borrower agrees to submit to Lender, within a reasonable period of time after such request, any and all financial statements, information, documents, reports, ledgers or papers so requested.

                  3.2 VERIFICATION OF ACCOUNTS. Lender shall have the right, at any time or times hereafter, in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Accounts, by mail, telephone, telegraph or otherwise.

                  3.3 ACCOUNT COVENANTS. Borrower shall promptly, but in any event within two Business Days, upon Borrower's learning thereof: (i) inform Lender in writing, of any material delay in Borrower's performance of any of its obligations to any Account Debtor or of any assertion of any claims, offsets or counterclaims by any Account Debtor; and (ii) furnish to and inform Lender of all material adverse information relating to the financial condition of any Account Debtor.

                  3.4 COLLECTION OF ACCOUNTS AND PAYMENTS. Borrower shall establish a lock box ("LOCK BOX") at Southwest Bank of Texas pursuant to a Lock Box Agreement substantially in the form of EXHIBIT D hereto (the "LOCK BOX AGREEMENT"), to which all Account Debtors shall directly remit all payments on Accounts.

                  3.5 APPOINTMENT OF LENDER AS BORROWER'S ATTORNEY-IN-FACT. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, following the occurrence of an Event of Default, to (i) demand payment of Borrower's Accounts; (ii) enforce payment of Borrower's Accounts by legal proceedings or otherwise; (iii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect a Borrower Account; (iv) sell or assign any Borrower Account upon such terms, for such amount and at such time or times as Lender deems advisable, subject to SUBSECTIONS 9.2 and 9.4; (v) settle, adjust, compromise, extend or renew a Borrower Account; (vi) discharge and release any Borrower Account; (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an Account Debtor; (viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and open and deal with all mail addressed to Borrower; (ix) do all acts and things which are necessary, in Lender's sole discretion, to fulfill Borrower's obligations under this Agreement; (x) take control in any manner of any item of payment or proceeds thereof; (xi) have access to any lockbox or postal box into which Borrower's mail is deposited; (xii) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Borrower Account or any goods pertaining thereto; and (xiii) sign Borrower's name on any verification of Accounts and notices thereof to Account Debtors.

                  3.6 INSTRUMENTS AND CHATTEL PAPER. Promptly upon Borrower's receipt thereof, Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment to create a security interest in, with full recourse to Borrower, and possession in Lender, all chattel paper and instruments which Borrower now owns or may at any time or times hereafter acquire.

                  3.7 EQUIPMENT WARRANTIES. With respect to all Equipment of Borrower, Borrower warrants that (i) it is owned by Borrower; (ii) it is not subject to any lien or security interest whatsoever except for the security interest granted to Lender hereunder and except as specifically permitted herein; and (iii) it is in good condition and repair and, except for the permitted rentals set forth in SCHEDULE 3.7, it is currently used or usable in Borrower's business.

                  3.8 EQUIPMENT RECORDS. Borrower shall at all times hereafter keep correct and accurate records itemizing and describing the kind, type and age of Equipment, Borrower's cost therefor and accumulated depreciation thereof, and retirements, sales, or other dispositions thereof, all of which records shall be available during Borrower's usual business hours on demand to any of Lender's officers, employees or agents.

                  3.9 SAFEKEEPING OF EQUIPMENT AND REAL PROPERTY. Lender shall not be responsible for: (i) the safekeeping of the Equipment; (ii) any loss or damage to the Equipment; (iii) any diminution in the value of the Equipment; or
(iv) any act or default of any repairman, bailee or any

other Person with respect to the Equipment. As between Borrower and Lender, all risk of loss, damage, destruction or diminution in value of the Equipment shall be borne by Borrower.

                  4. CONDITIONS OF ADVANCES.

                  Notwithstanding any other provisions contained in this Agreement, the making of any advance provided for in this Agreement shall be conditioned upon the following:

                  4.1 INITIAL ADVANCES. Lender's obligation to make the initial Revolving Loan is, in addition to the conditions precedent set forth in SUBSECTION 4.2, subject to the satisfaction of each of the following conditions precedent:

                  (A) FEES AND EXPENSES. Borrower shall have paid all fees owed to Lender and reimbursed Lender for all expenses due and payable hereunder on or before the date of such initial advances including, but not limited to, Lender's counsel fees provided for in SUBSECTIONS 7.4 and 10.3 and the Closing Fee provided for in SUBSECTION 2.7.

                  (B) DOCUMENTS. Lender shall have received all of the following, each duly executed and delivered and dated the date hereof or such earlier date as shall be satisfactory to Lender, in form and substance satisfactory to Lender:

                  (i) FINANCING AGREEMENTS. The Revolving Note and such Financing Agreements as Lender may require. Financing statements shall have been filed in all jurisdictions that Lender deems necessary or advisable.

                  (ii) RESOLUTIONS. Certified copies of resolutions of Borrower's Board of Directors authorizing or ratifying the execution, delivery and performance of this Agreement, the Revolving Note and the Financing Agreements to which Borrower is a party and any other documents provided for herein or therein to be executed by Borrower.

                  (iii) CONSENTS. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals, if any, with respect to this Agreement, the Revolving Note and the Financing Agreements and any other documents provided for herein or therein to be executed by Borrower.

                  (iv) INCUMBENCY AND SIGNATURES. A certificate of the Secretary or an Assistant Secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign this Agreement, the Revolving Note and the Financing Agreements, together with a sample of the true signature of each such officer. Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein.

                  (v) FINANCIAL STATEMENTS. With respect to the predecessor corporation of Borrower, as existing prior to the Closing Date, the financial statements described in SUBSECTION 7.1(A) hereof for the month ended August 31, 1997 and the financial statements described in SUBSECTION 7.1(B) hereof for the fiscal year ended December 31, 1996.

                  (vi) CONSTITUTIVE DOCUMENTS. Certified copies of Borrower's Certificate of Incorporation and by-laws, and good standing certificates, and, if applicable, tax certificates, for all states where the nature and extent of the business transacted by Borrower or the ownership of Borrower's assets makes such qualification necessary.

                  (vii) REPORTS. An initial Monthly Report.

                  (viii) FORMS UCC-1 AND UCC-2; TERMINATION STATEMENTS. Forms UCC-1 and UCC-2 from Borrower covering the Collateral, to the extent applicable, together with such termination statements and other documents as Lender deems necessary or appropriate, shall have been filed in all jurisdictions that Lender deems necessary or advisable.

                  (ix) INSURANCE CERTIFICATES. Certificates from Borrower's insurance carriers evidencing that all required insurance coverage is in effect, each with a long form loss payee endorsement designating Lender as loss payee or additional insured thereunder.

                  (x) PATENT SECURITY AGREEMENT. A Patent Security Agreement substantially in the form of EXHIBIT C from Borrower.

                  (xi) LOCK BOX AGREEMENT. A Lock Box Agreement substantially in the form of EXHIBIT D executed by Lender, Borrower and Southwest Bank of Texas.

                  (xii) STOCK PLEDGE AGREEMENT. A Stock Pledge Agreement substantially in the form of EXHIBIT E from Borrower.

                  (xiii) GUARANTY AND SECURITY AGREEMENTS. A Guaranty and Security Agreement from each Subsidiary in favor of Lender substantially in the form of EXHIBIT F.

                  (xiv) OTHER. Such other documents as Lender may request.

                  4.2 ALL REVOLVING LOANS. Lender's obligation to make the initial Revolving Loan and each subsequent Revolving Loan is subject to the following conditions precedent that:

                  (A) BORROWER'S WRITTEN REQUEST. Lender shall have received, by 1:00 p.m. (New York time) on the Business Day on which an advance is to be made, a telephonic request (promptly thereafter confirmed by Borrower in writing, including telecopy) from an Authorized Officer of Borrower for an advance in a specific amount.

                  (B) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing.

                  (C) REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in SECTION 6 hereof, the Revolving Note and all Financing Agreements are correct on and as of the date of each Loan, before and after giving effect to such Loan, as though made on and as of such date, except to the extent such representations relate solely to an earlier date.

                  (D) OTHER REQUIREMENTS. Lender shall have received, in form and substance satisfactory to Lender, all certificates, orders, authorities, consents, affidavits, schedules, instruments, security agreements, financing statements, mortgages and other documents which are provided for hereunder, or which Lender may at any time reasonably request.

                  5. COLLATERAL.

                  5.1 SECURITY INTEREST. To secure payment and performance of its Liabilities, Borrower hereby grants, conveys, mortgages, hypothecates, pledges, sets over, transfers and assigns to Lender, and grants to Lender a continuing lien upon and security interest in, all of Borrower's property, wherever located, whether now or hereafter existing, owned, licensed, leased (to the extent of Borrower's leasehold interest therein), consigned (to the extent of Borrower's ownership interest therein), arising or acquired including, without limitation, all of Borrower's: (i) Accounts, contract rights, General Intangibles (including without limitation Borrower's Intellectual Property), tax refunds, chattel paper, instruments, notes, letters of credit, documents, documents of title; (ii) Inventory; (iii) Equipment; (iv) all of Borrower's deposit accounts (general or special) including, without limitation, any blocked accounts, lock box accounts, payroll accounts, disbursement accounts and all other bank accounts and all deposits therein with and credits and other claims against Lender, or any other financial institution with which Borrower maintains deposits; (v) all of Borrower's now owned or hereafter acquired monies, and any and all other property and interests in property of Borrower now or hereafter coming into the actual possession, custody or control of Lender or any agent or affiliate of Lender in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); (vi) all insurance proceeds of or relating to any of the foregoing; (vii) all insurance proceeds relating to any key man life insurance policy covering the life of any officer or director of Borrower; (viii) all of Borrower's books and records relating to any of the foregoing; (ix) all actions with respect to preferential transfers, fraudulent conveyances and other avoidance power claims and any recoveries of cash or proceeds of property representing recoveries under 11 U.S.C. Sections 544, 547, 548, 549, 550 or 553; and (x) all accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing.

                  5.2 PLEDGE AND DEPOSIT. In order to secure the full and complete payment and performance by Borrower of its Liabilities, Borrower hereby pledges and grants to Lender a continuing lien and security interest in (i) all of the notes described in SCHEDULE 5.2 hereto, including any amendment, modification, renewal or replacement of any such notes (the "PLEDGED NOTES"), and (ii) pursuant to a Stock Pledge Agreement between Borrower and Lender ("STOCK PLEDGE AGREEMENT"), (a) all of the outstanding shares of capital stock of each Subsidiary currently or hereafter owned by Borrower (the "PLEDGED STOCK"), (b) any securities, dividends or distributions and any other right or property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock and any other property substituted or exchanged therefor, and (c) any and all proceeds of the foregoing. Borrower shall deliver to Lender the certificates representing the Pledged Stock endorsed in blank or accompanied by appropriate instruments of transfer or assignment in blank, and the Pledged Notes, duly endorsed in blank. Lender shall not have any duty to assure that all certificates representing the Pledged Stock or instruments representing the Pledged Notes have been delivered to it or any obligation whatsoever with respect to the care, custody or protection of any certificates or instruments which may be delivered to it except only to exercise the same care in physically safekeeping such certificates or instruments as it would exercise in the ordinary course of its own business. Lender shall not be obligated to preserve or protect any rights with respect to the Pledged Stock or Pledged Notes or to receive or give any notice with respect thereto whether or not Lender is deemed to have knowledge of such matters.

                  5.3 GRANT OF LICENSE TO USE INTANGIBLES. Solely for the purpose of enabling Lender to exercise its rights and remedies hereunder at such time as Lender shall be lawfully entitled to exercise such rights and remedies, Borrower hereby grants to Lender an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Borrower) to use, assign, license or sublicense any of the General Intangibles (including without limitation the Intellectual Property), now owned or hereafter acquired by Borrower, and wherever the same may be located, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

                  5.4 PROCESSING, SALE, COLLECTIONS, ETC. Until the occurrence of an Event of Default and thereafter until such time as Lender shall notify Borrower of the revocation of such power and authority, Borrower (i) may, in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by Borrower for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by Borrower for such purpose, (ii) may, subject to the provisions of SUBSECTION 3.4, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the nontangible Collateral, including the taking of such action with respect to such collection as Lender may reasonably request or, in the absence of such request, as Borrower may deem advisable, and (iii) may grant, subject to SUBSECTION 5.5, in the ordinary course of business, to any party obligated on any of the nontangible Collateral, any rebate, refund or allowance to which such Person may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such nontangible Collateral.

                  5.5 PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN. Borrower shall execute and deliver to Lender, concurrently with the execution of this Agreement, and at any time or times hereafter at the request of Lender, all financing statements or other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by Lender), as Lender may request, in a form satisfactory to Lender, to perfect and keep perfected the security interest in the Collateral granted by Borrower to Lender or to otherwise protect and preserve the Collateral and Lender's security interest therein or to enforce Lender's security interest in the Collateral. Should Borrower fail to do so, Lender is authorized to sign any such financing statements as Borrower's agent. Borrower further agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

                  5.6 TERMINATION OF SECURITY INTEREST AND LIENS. Lender's security interest and other Liens in, on and to the Collateral shall terminate when all the Liabilities have been finally and fully and indefeasibly paid and performed, at which time Lender shall reassign and redeliver (or cause to be reassigned and redelivered) to Borrower, or to such Person as Borrower shall designate, against receipt, such of the Collateral (if any) assigned by Borrower to Lender as shall not have been sold or otherwise applied by Lender pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon or representation or warranty by Lender and shall be at Borrower's cost and expense.

                  5.7 REASONABLE CARE. Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as Borrower requests in writing, but Lender's failure to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of Lender to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by Borrower, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

                  5.8 BORROWER TO REMAIN LIABLE. Borrower hereby expressly agrees that, anything herein to the contrary notwithstanding, it shall remain liable under each contract, agreement, interest or obligation assigned to Lender hereunder to observe and perform all of the conditions and obligations to be observed and performed by Borrower thereunder, all in accordance with and pursuant to the terms and provisions thereof. Lender shall not have any duty, responsibility, obligation or liability under any such contract, agreement, interest or obligation by reason of or arising out of the assignment thereof to Lender or the granting to Lender of a security interest therein or Lender's receipt of any obligation pursuant hereto, nor shall Lender be required or obligated in any manner to perform or fulfill any of Borrower's obligations thereunder or pursuant thereto, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of any performance of any party under any such contract, agreement, interest or obligation, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it, in which it may have been granted a security interest or to which it may be entitled at any time.

                  5.9 APPRAISALS. At any time and from time to time, Lender, in its sole discretion, may conduct or have conducted by a reputable appraiser acting on Lender's behalf, at Borrower's expense, one or more appraisals of Borrower's Property and Borrower's Equipment (or any part thereof); PROVIDED, HOWEVER, that so long as no Event of Default exists, Borrower shall only be required to pay for one such appraisal within any twelve-month period.

                  5.10 MAINTENANCE OF COLLATERAL. Borrower hereby covenants at all times to keep all of its Inventory, Equipment and other Goods (as applicable) in good repair and condition and in good working or running order.

                  6. REPRESENTATIONS AND WARRANTIES.

                  Borrower represents and warrants that as of the date of the execution of this Agreement, and continuing so long as any of the Liabilities remain outstanding, and (even if there shall be no Liabilities of Borrower outstanding) so long as this Agreement remains in effect:

                  6.1 CORPORATE EXISTENCE. Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation and is in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except for those jurisdictions in which the failure so to qualify would not have a Material Adverse Effect.

                  6.2 CORPORATE AUTHORITY. The execution and delivery by Borrower of this Agreement and of all the other Financing Agreements and the performance of Borrower's obligations hereunder and thereunder: (i) are within Borrower's corporate powers; (ii) are duly authorized by Borrower's Board of Directors and, if necessary, Borrower's stockholders; (iii) are not in contravention of the terms of Borrower's Certificate of Incorporation, or By-Laws, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or any of its property is bound; (iv) does not, as of the execution hereof, require any consent, registration or approval of any Governmental Authority; (v) does not contravene any contractual or governmental restriction binding upon Borrower; and (vi) will not, except as contemplated herein, result in the imposition of any lien, charge, security interest or encumbrance upon any property of Borrower under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which Borrower is a party or by which it or its respective property may be bound or affected.

                  6.3 BINDING EFFECT. This Agreement, the Revolving Note and all of the Financing Agreements are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms.

                  6.4 FINANCIAL DATA. All financial statements relating to Borrower that have been furnished to Lender have been prepared in accordance with GAAP applied on a consistent basis and fairly present the financial condition of Borrower as at such dates and the results of its operations for the periods then ended.

                  6.5 COLLATERAL. Except as disclosed on SCHEDULE 6.5 attached hereto, except as contemplated herein, and except for liens of current taxes not yet due and payable, all of the applicable Collateral is and will continue to be owned by Borrower, has been fully paid for and is free and clear of all security interests, liens, claims, and encumbrances. Borrower has good and indefeasible title to its assets, including the Collateral, free of all Liens.

                  6.6 CHIEF PLACE OF BUSINESS. As of the execution hereof, the principal place of business and chief executive office of Borrower is located at 16850 Park Row, Houston, Texas. If any change in location occurs, Borrower shall notify Lender thereof in accordance with SUBSECTION 8.10 hereof. As of the execution hereof, the books and records of Borrower and all chattel paper and all records of account are located at the principal place of business and chief executive office of Borrower, and if any change in such location occurs, Borrower shall notify Lender thereof in accordance with SUBSECTION 8.10 hereof.

                  6.7 OTHER CORPORATE NAMES. Except as disclosed on SCHEDULE 6.7 attached hereto, Borrower has not used any corporate or fictitious names in the past five years other than the corporate name shown on Borrower's Certificate of Incorporation.

                  6.8 TAX LIABILITIES. Borrower has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it or them except for extensions duly obtained, and have either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected by Borrower.

                  6.9 MARGIN SECURITY. Borrower does not own any margin security, and none of the loans advanced hereunder will be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System.

                  6.10 SURVIVAL OF WARRANTIES. All representations and warranties contained in this Agreement, the Revolving Note and the Financing Agreements shall survive the execution and delivery of this Agreement.

                  6.11 LITIGATION AND PROCEEDINGS. Except as disclosed on
SCHEDULE 6.11 attached hereto, no judgments, orders, decrees, rulings, writs or injunctions are outstanding against Borrower nor is there now pending or threatened, any litigation, investigations, contested claim, or governmental proceeding by or against Borrower except judgments, orders, decrees, rulings, writs or injunctions and pending or threatened litigation, investigations, contested claims and governmental proceedings which would not have a Material Adverse Effect.

                  6.12 OTHER AGREEMENTS. Borrower is not in default under any contract, lease, or commitment to which it is a party or by which it is bound which could cause a Material Adverse Effect. Borrower knows of no dispute regarding any contract, lease, or commitment which could have a Material Adverse Effect.

                  6.13 COMPLIANCE WITH LAWS AND REGULATIONS; ENVIRONMENTAL MATTERS.

                  (A) GENERAL COMPLIANCE. The execution and delivery by Borrower of this Agreement and the other Financing Agreements to which it is a party and the performance of Borrower's obligations hereunder and thereunder are not in contravention of any law or laws. Borrower is in compliance with all laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities relating to the business, operations and the assets of Borrower, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, except for laws, orders, regulations and ordinances the violation of which could not have a Material Adverse Effect.

                  (B) ENVIRONMENTAL COMPLIANCE. The Property and operations of Borrower comply in all respects with all applicable Environmental, Health and Safety Requirements of Law. None of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release or transport, any Hazardous Material. None of Borrower's present or past Property is listed or proposed for listing on the National Priorities List pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List or any similar state list of sites requiring Remedial Action. To the best of Borrower's knowledge, no Environmental Lien has attached to any Property of Borrower. Borrower has not received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment.

                  (C) SURVIVABILITY. No time limitation shall apply to any representations or warranties Borrower has made in this SUBSECTION 6.13.

                  6.14 PATENTS, TRADEMARKS AND LICENSES. Borrower possesses adequate assets, licenses, permits, patents, patent applications, copyrights, service marks, trademarks, trade names, government approvals or other authorizations and other rights that are necessary for Borrower to continue to conduct its business as heretofore conducted by it.

                  6.15 PENSION AND WELFARE PLANS. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension plan that could result in the incurrence by Borrower of any material liability, fine or penalty. Borrower has no contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of title I of ERISA.

                  7. AFFIRMATIVE COVENANTS.

                  Borrower covenants and agrees that, so long as any of the Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) so long as this Agreement remains in effect:

                  7.1 FINANCIAL STATEMENTS. Except as otherwise expressly provided for herein, Borrower shall keep proper books of record and account in which full and true entries will be made of all dealings or transactions of or in relation to the business and affairs of Borrower in accordance with GAAP consistently applied, and Borrower shall cause to be furnished to Lender:

                  (A) MONTHLY. As soon as practicable after the end of each month and in any event within thirty (30) days after the end of such month, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such month and a consolidated operating statement for such month prepared by Borrower for internal use including a statement of cash flow;

                  (B) ANNUAL. On or before the 90th day after each of Borrower's fiscal years:
                  (i) a copy of an unqualified annual audit report of Borrower prepared in conformity with GAAP, duly certified by independent certified public accountants of recognized standing selected by Borrower with Lender's consent, together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual audit report by such accountants, (x) they have not become aware of any Default or Event of Default that has occurred and is continuing or, if they have become aware of any such event, describing it and the steps, if any, being taken to cure it and
         (y) they are aware that Lender is relying upon such accountants' certification of such annual audit reports and they authorize such reliance;

                  (ii) copies of all operating statements for such fiscal year prepared by Borrower for internal use, including, without limitation, statements of cash flow and other similar data showing comparisons, where applicable, with the corresponding projections in the annual budget as Lender may reasonably request;

                  (C) LETTERS FROM ACCOUNTANTS AND CONSULTANTS. As soon as practicable and in any event within ten (10) Business Days of delivery to Borrower, a copy of (i) the "Management Letter" prepared by Borrower's independent certified public accountants in connection with the financial statements referred to in SUBSECTION 7.1(B) above and (ii) to the extent that such letters may from time to time be issued by Borrower's independent certified public accountants or other management consultants, any letter issued by Borrower's independent certified public accountants or other management consultants with respect to recommendations relating to Borrower's financial or accounting systems or controls;

                  (D) DEFAULT NOTICES. As soon as practicable (but in any event not more than two (2) Business Days after the President or Chief Financial Officer or any Authorized Officer of Borrower obtains knowledge of the occurrence of an event or the existence of a circumstance giving rise to a Default or an Event of Default), notice of any and all Defaults or Events of Default hereunder;

                  (E) ACCOUNT DEBTORS LIST. At the request of Lender, names, addresses and phone numbers of Borrower's Account Debtors;

                  (F) REPORTS TO SEC AND TO SHAREHOLDERS. Promptly upon the filing or making thereof, copies of each filing and report made by Borrower with or to any securities exchange or the Securities and Exchange Commission, and of each material communication from Borrower to its shareholders generally;

                  (G) INSURANCE REPORTS. (i) On or before the 90th day after the close of each of Borrower's fiscal years, a certificate signed by an Authorized Officer that summarizes the property, casualty, liability and "key-man" life insurance policies carried by Borrower, and that certifies that Lender is the loss payee of all property and casualty insurance policies (such certificate to be in form and substance satisfactory to Lender), and (ii) written notification of any cancellation or material change in any such insurance by Borrower within two (2) Business Days after receipt of any notice (whether formal or informal) of such cancellation or change by any of its insurers;

                  (H) LOCATION; NOTICE OF MOVEMENT OF GOODS, CHANGE OF ADDRESS AND CHANGE OF NAME. Borrower's chief executive office, principal place of business, corporate offices, all warehouses and premises where Collateral is stored or located, and the locations of all of its books and records concerning the Collateral are set forth on SCHEDULE 7.1(H). Borrower shall deliver to Lender a revised and updated SCHEDULE 7.1(H) on the first Business Day of each January, April, July and October until termination of this Agreement pursuant to SUBSECTION 2.6 of this Agreement; and

                  (I) OTHER INFORMATION. With reasonable promptness, such other business or financial data as Lender may reasonably request.

                  All financial statements delivered to Lender pursuant to the requirements of this SUBSECTION 7.1 (except where otherwise expressly indicated) shall be prepared in accordance with GAAP in effect as of the date hereof consistently applied, except for changes therein with which the certified public accountants issuing the opinion on the financial statements delivered pursuant to SUBSECTION 7.1(B) hereof have previously concurred in writing. Together with each delivery of financial statements required by SUBSECTIONS 7.1(A) and (B) above, Borrower shall deliver to Lender a certificate of an Authorized Officer stating that there exists no Default or Event of Default, or, if any Default or Event of Default exists, specifying the nature and the period of existence thereof and what action Borrower proposes to take with respect thereto.

                  7.2 BOOKS, RECORDS AND INSPECTIONS. Borrower shall maintain complete and accurate books and records. Lender, or any Person designated by Lender in writing, shall have the right, from time to time hereafter during reasonable business hours to inspect Borrower's books and records and to make such verification concerning the Collateral as Lender may consider reasonable under the circumstances.

                  7.3 TAXES. Borrower shall pay or cause to be paid all license fees, bonding premiums, real and personal property taxes, assessments and charges and all of Borrower's franchise, income, unemployment, use, excise, old age benefit, withholding, sales and other taxes and other governmental charges assessed against Borrower or payable by Borrower when due, provided that

Borrower shall have the right to contest in good faith, by appropriate proceedings promptly initiated and diligently conducted, the validity, amount or imposition of any such tax, assessment or charge, and upon such good faith contest to delay or refuse payment thereof, if Borrower establishes adequate reserves to cover such contested taxes, assessments or charges.

                  7.4 LENDER'S COSTS AND EXPENSES. Borrower shall reimburse Lender on demand for all reasonable expenses and fees paid or incurred in connection with the documentation, negotiation and closing of the Revolving Loans, including, without limitation, appraisals performed in connection with this transaction, lien search, filing and recording fees and the reasonable fees and expenses of Lender's attorneys and paralegals, whether such expenses and fees are incurred prior to or after the date hereof. Borrower shall pay on demand all out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Lender in connection with the enforcement (including attempts to vacate an automatic stay) of this Agreement, the Revolving Note, the Financing Agreement and any such instruments or documents provided for herein or delivered in connection herewith.

                  7.5 BORROWER'S LIABILITY INSURANCE. Borrower shall maintain, at its expense, such public liability and third party property damage insurance in such amounts and with such deductibles as is customarily maintained by companies similarly situated.

                  7.6 BORROWER'S PROPERTY AND BUSINESS INSURANCE. Borrower shall, at its expense, keep and maintain its assets and business insured against loss or damage by fire, theft, burglary, pilferage, loss in transit, explosion, spoilage and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses in an amount at least equal to the lesser of (i) the outstanding principal balance of Borrower's Liabilities or (ii) the full insurable value of all such property. All such policies of insurance shall be in form and substance reasonably satisfactory to Lender. Borrower shall direct all insurers under such policies of insurance to pay all proceeds of insurance policies directly to Lender. After the occurrence of any Default or any Event of Default, Borrower shall irrevocably make, constitute and appoint Lender (and all officers, employees or agents designated by Lender) as Borrower's true and lawful attorney-in-fact for the purpose of making, settling and adjusting claims under all such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment received by Borrower or Lender pursuant to any such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. If Borrower, at any time or times hereafter, shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or Event of Default by Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Lender deems advisable, and costs and expenses incurred by Lender in connection with Lender's obtaining and maintaining such policies shall constitute additional Liabilities secured by this Agreement.

                  7.7 EMPLOYEE BENEFITS PLANS. Borrower shall maintain each Pension Plan in compliance with all applicable requirements of law and regulations.

                  7.8 ENVIRONMENTAL MATTERS. Borrower shall use its best efforts to conduct its businesses so as to comply in all respects with all Requirements of Law and all restrictive covenants; PROVIDED, HOWEVER, that nothing contained in this SUBSECTION 7.8 shall prevent Borrower from contesting, diligently and in good faith by appropriate legal proceedings, any such law, regulation, interpretation thereof or application thereof. Borrower shall not, nor shall it permit any Person to, dispose of any Hazardous Material into or onto, or (except in accordance with applicable law) from, any real property owned or operated by Borrower, nor shall Borrower allow any lien imposed pursuant to any Environmental, Health and Safety Requirements of Law to be imposed or to remain on such real property, except as contested in good faith by appropriate proceedings and for which adequate reserves have been established and are being maintained on its books in accordance with GAAP.

                  7.9 USE OF PROCEEDS. Borrower shall use the proceeds of the Revolving Loans for general working capital purposes.

                  7.10 CASH MANAGEMENT SYSTEM. Borrower shall maintain, at its expense, (i) at Southwest Bank of Texas, (a) a concentration account ("CONCENTRATION ACCOUNT") in which Borrower shall deposit all monies and funds received by Borrower including, without limitation, all payments constituting proceeds of Collateral and payments on Accounts received pursuant to SUBSECTION
3.4 and the Lock Box Agreement, (b) a payroll account ("PAYROLL ACCOUNT") which Borrower shall use for payroll purposes only and (c) a disbursement account ("PRIMARY DISBURSEMENT ACCOUNT") which Borrower shall use to make general disbursements for its business purposes; and (ii) such other disbursement accounts at such other banks as set forth on SCHEDULE 7.10 ("SECONDARY DISBURSEMENT ACCOUNTS") which Borrower shall use to make other disbursements for its business purposes. The Payroll Account, the Primary Disbursement Account and the Secondary Disbursement Accounts shall be funded by the Concentration Account at any appropriate time and in such amounts that are equal to Borrower's then outstanding checks written against such accounts. Upon the occurrence and continuation of an Event of Default, Borrower agrees that upon written notice to Southwest Bank of Texas from Lender, Borrower's authorization to use funds in or transfer funds out of the Concentration Account shall be suspended and amounts on deposit in the Concentration Account shall be immediately wire transferred to Lender pursuant to SUBSECTION 2.5 hereof.

                  8. NEGATIVE COVENANTS.

                  Borrower covenants and agrees that so long as any of the Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) so long as this Agreement remains in effect (unless Lender shall give its prior written consent thereto):

                  8.1 ENCUMBRANCES. Except as set forth on SCHEDULE 6.5 hereto, or contemplated herein, Borrower will not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance of any nature whatsoever on any of its assets, including, without limitation, the Collateral, other than: (i) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which Borrower shall, if appropriate under GAAP have set aside on its books and records adequate reserves; (ii) deposits under workmen's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business; (iii) the liens and security interests in favor of Lender; (iv) purchase money liens for equipment not to exceed $10,000,000 per annum; and (v) other liens and encumbrances on property, which do not, in Lender's reasonable determination, (x) impair the use of such property, or (y) lessen the value of such property for the purposes for which the same is held by Borrower.

                  8.2 INDEBTEDNESS. Except as set forth on SCHEDULE 8.2 hereto, Borrower shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or Indebtedness, except (i) the Liabilities pursuant to the Financing Agreements, (ii) trade obligations and normal accruals and other expenses, including, but not limited to, operating leases permitted pursuant to this Agreement, incurred in the ordinary course of business not yet past due and payable, or with respect to which Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent that Borrower has set aside on its books adequate reserves therefor, if appropriate under GAAP, (iii) indebtedness in respect of Capitalized Lease Obligations permitted pursuant to this Agreement, (iv) purchase money liens for Equipment not to exceed $10,000,000 per year and (v) bonds and letters of credit for explosives, road use, permits and performance. Except as otherwise permitted by this Agreement, Borrower shall not pay any obligations or indebtedness before the same are due.

                  8.3 CONSOLIDATIONS, MERGERS OR ACQUISITIONS. Borrower shall not be a party to any merger, consolidation or exchange of stock, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign, with or without recourse, any receivables (other than for collection of delinquent Accounts in the ordinary course of business), except for a merger of any Subsidiary into, or transfer of substantially all of its assets to, Borrower.

                  8.4 INVESTMENTS OR LOANS. Borrower shall not make or permit to exist investments or loans in or to any other Person, except (i) investments in short-term direct obligations of the United States Government, (ii) investments in negotiable certificates of deposit issued by any bank satisfactory to Lender, in its sole discretion, payable to the order of Borrower or to bearer and delivered to Lender and (iii) investments in commercial paper rated A-1 by Moody's Investors, Inc. or P-1 by Standard & Poors Corp.

                  8.5 GUARANTEES. Except as contemplated herein, Borrower shall not guarantee, endorse or otherwise in any way become or be responsible for obligations of any other Person, whether by agreement to purchase the Indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any Indebtedness or obligation of such other Person or otherwise, except endorsements of negotiable instruments for collection in the ordinary course of business.

                  8.6 DISPOSAL OF PROPERTY. Borrower shall not sell, lease, transfer or otherwise dispose of any of its properties, assets or rights to any Person except for (i) sales of Inventory to customers in the ordinary course of business, (ii) sales of Equipment in the ordinary course of business in an aggregate amount not to exceed $2,000,000 per year and (iii) sales or licenses of data, information or reports obtained in the ordinary course of business or in conjunction with that certain agreement with Millennium Seismic, Inc., dated as of September 5, 1997, to customers in the ordinary course of business. Except as set forth on SCHEDULE 6.5 hereto, Borrower shall not, without Lender's prior written consent, sell, lease, grant a security interest in or otherwise dispose of or encumber the Equipment, or any part thereof. In the event any of the Equipment is sold, transferred or otherwise disposed of as herein provided, (x) and (a) such sale, transfer or disposition is effected without replacement of the Equipment so sold, transferred or disposed of or (b) such Equipment is replaced by Equipment leased by Borrower, Borrower shall, subject to the prior rights, if any, of the persons listed on SCHEDULE 6.5 hereto, deliver all of the net cash proceeds of any such sale, transfer or disposition to Lender, which proceeds shall be applied to the repayment of Borrower's Liabilities, or (y) such sale, transfer or disposition is made in connection with the purchase by Borrower of replacement Equipment, Borrower shall, subject to the prior rights, if any, of the persons listed on SCHEDULE 6.5 hereto, use the proceeds of such sale, transfer or disposition to finance the purchase by Borrower of replacement Equipment and shall deliver to Lender written evidence of the use of the proceeds for such purchase. Except as set forth on SCHEDULE 6.5 hereto, all replacement Equipment purchased by Borrower shall be free and clear of all liens, claims and encumbrances, except for Lender's security interests, liens, claims and encumbrances.

                  8.7 CAPITAL INVESTMENT LIMITATIONS. Borrower shall not, in any fiscal year, purchase, invest in or otherwise acquire additional real estate, machinery, equipment or other fixed assets which, in the aggregate, on a consolidated basis, cost Borrower more than $12,000,000 (which amount includes, without limitation, any purchase money liens for Equipment by Borrower).

                  8.8 DIVIDENDS AND STOCK REDEMPTIONS. Borrower shall not, without the prior written consent of Lender, directly or indirectly, (i) redeem, purchase or otherwise retire any of its shares of capital stock, (ii) declare or pay any dividends in any fiscal year on any class or classes of stock, (iii) return capital to its stockholders or (iv) make any other distribution on or in respect of any shares of any class of capital stock other than a dividend of common stock or common stock rights with respect to common stock distributed on a pro rata basis to Borrower's shareholders.

                  8.9 ISSUANCE OF STOCK. Borrower shall not issue or distribute any capital stock or other securities for consideration or otherwise except for
(i) a public or private issuance of common stock, including issuances to new officers, (ii) stock dividends permitted under SUBSECTION 8.8 and (iii) any issuance pursuant to Borrower's stock option plan.

                  8.10 AMENDMENT OF CERTIFICATE OF INCORPORATION OR BY-LAWS; CORPORATE NAME; PLACES OF BUSINESS. Borrower shall not amend its Certificate of Incorporation or By-Laws without the prior written consent of Lender. Borrower shall not make any change to the location of its principal place of business or chief executive office unless prior to the effective date of such change in location, Borrower delivers to Lender such financing statements executed by Borrower which Lender may request to reflect such change in location. Borrower shall deliver such other documents and instruments as Lender may request in connection with such change in name or location within ten (10) days of the effectiveness of such change or Lender's request therefor.

                  8.11 LEASE LIMITATIONS. Borrower's consolidated annual financial obligations whether for rental payments, principal payments, interest payments, service charges or otherwise, under all leases, lease purchase agreements, conditional sales contracts, purchase money security arrangements and other similar agreements, other than any of the foregoing that are not recorded or are not required under GAAP to be recorded on Borrower's balance sheet, will not exceed $10,000,000 per year.

                  8.12 TRANSACTIONS WITH SUBSIDIARIES AND AFFILIATES. Borrower shall not (i) enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to any Subsidiary or Affiliate except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's-length transaction with an unaffiliated person or corporation or (ii) invest, loan money to or contribute to the capital of any Subsidiary or Affiliate except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business.

                  8.13 OTHER AGREEMENTS. Borrower shall not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith or which would violate or breach any provision hereof or of any such instrument or document.

         9.       EVENTS OF DEFAULT, RIGHTS AND REMEDIES OF LENDER.

                  9.1 EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur:

                  (A) Borrower fails to pay any of its Liabilities when such Liabilities are due or are declared due;

                  (B) Borrower fails or neglects to perform, keep or observe any of its covenants, conditions or agreements contained in any of the subsections of this Agreement;

                  (C) any warranty or representation now or hereafter made by Borrower in connection with this Agreement, the Revolving Note or the Financing Agreements is untrue or incorrect in any material respect when made, or any schedule, certificate, statement, report, financial data, notice, or writing furnished at any time by Borrower to Lender is untrue or incorrect in any material respect, on the date as of which the facts set forth therein are stated or certified;

                  (D) there shall be entered against the Borrower one or more judgments or decrees in excess of $500,000 in the aggregate at any one time outstanding for Borrower, excluding those judgments or decrees (i) that shall have been stayed, vacated or bonded,

         (ii) that shall have been outstanding less than thirty (30) days from the entry thereof, (iii) for and to the extent to which Borrower is insured and with respect to which the insurer specifically has assumed responsibility in writing, (iv) for and to the extent to which Borrower is otherwise indemnified, if the terms of such indemnification are satisfactory to Lender or (v) that, in Lender's determination, could not have a Material Adverse Effect;

                  (E) a notice of lien, levy, or assessment is filed or recorded with respect to all or a substantial part of the assets of Borrower by the United States of America, or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency or any taxes or debts owing at any time or times hereafter to any one or more of them become a lien upon all or a substantial part of the Collateral and such lien, levy or assessment is not discharged or released within ten (10) days of the notice or attachment thereof, provided that this SUBSECTION 9.1(E) shall not apply to any liens, levies, or assessments which relate to current taxes not yet due and payable;

                  (F) there shall occur any uninsured loss, theft, substantial damage or destruction of any item or items of Collateral ("LOSS") if the amount of such Loss together with the amount of all other Losses of Borrower occurring in the same fiscal year, exceeds $2,000,000 and, in Lender's determination, could have a Material Adverse Effect;

                  (G) all or any part of Borrower's Collateral with an appraised value greater than $1,000,000 is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and on or before the sixtieth (60th) day thereafter such assets are not returned to Borrower and/or such writ, distress warrant or levy is not dismissed, stayed or lifted;

                  (H) a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by or against Borrower, Borrower makes an assignment for the benefit of creditors or Borrower takes any corporate action to authorize any of the foregoing and, in the case of an involuntary proceeding filed against Borrower, such proceeding is not discharged or dismissed within forty-five (45) days;

                  (I) Borrower voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated;

                  (J) Borrower becomes insolvent or fails generally to pay its debts as they become due;

                  (K) Borrower is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business affairs;

                  (L) a breach by Borrower shall occur under any of its other Financing Agreements and such breach continues for more than the applicable grace period, if any, contained therein;

                  (M) a breach by Borrower shall occur under any agreement, document or instrument (other than an agreement, document or instrument evidencing the lending of money) involving an exposure to Borrower in excess of $1,000,000, whether heretofore, now or hereafter existing between Borrower and any other Person, and such breach continues unwaived for more than thirty (30) days after such breach first occurs, provided that such grace period shall not apply, and an Event of Default shall be deemed to have occurred promptly upon such breach, if such breach may not, in Lender's sole determination, be cured by Borrower during such thirty (30) day grace period;

                  (N) Borrower shall fail to make any payment due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any other obligation for borrowed money in excess of $1,000,000 in principal and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default under any agreement or instrument relating to any indebtedness or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument; or any such indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                  (O) Borrower or any other Person shall institute steps to terminate a Pension Plan if, as a result of such termination, Borrower could be required to make a contribution to such Pension Plan in excess of $1,000,000, or a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a lien under section 302(f) of ERISA.

                  (P) With respect to any Pension Plan, (i) a contribution failure occurs sufficient to give rise to a lien in an amount in excess of $1,000,000 enforceable by the PBGC under Section 302(f)(1) of ERISA that is not discharged within ten days of receipt of notice thereof, or
         (ii) there shall exist a deficiency of more than $2,000,000 in the Pension Plan assets available to satisfy the benefits guaranteeable under ERISA with respect to such Pension Plan, and steps are undertaken to terminate such Pension Plan or such Pension Plan is terminated or Borrower or any Subsidiary or Affiliate of Borrower withdraws from or institutes steps to withdraw form such Pension Plan or any Reportable Event with respect to such Pension Plan shall occur; or

                  (Q) since October 1, 1997, there shall have occurred any event which could have a Material Adverse Effect;

then Lender may (i) terminate Lender's obligation to make advances to Borrower pursuant to SUBSECTION 2.1 hereof without notice to Borrower and/or (ii) declare any or all of the Liabilities to be immediately due and payable, whereupon such portion of or all of the Liabilities shall become immediately due and payable, except that if an Event of Default described in SUBSECTION 9.1(H) above shall exist or occur, all of the Liabilities shall automatically, without notice of any kind, be immediately due and payable.

                  9.2 RIGHTS AND REMEDIES GENERALLY. In the event of the occurrence of an Event of Default, Lender shall have, in addition to any other rights and remedies contained in this

Agreement or in any of the other Financing Agreements, all of the rights and remedies of a secured party under the Code or other applicable laws, all of which rights and remedies shall be cumulative, and none exclusive, to the extent permitted by law. In addition to all such rights and remedies, the sale, lease or other disposition of the Collateral, or any part thereof, by Lender after an Event of Default may be for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set off the amount of such purchase price against the Liabilities then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. Lender may, in its sole discretion, cause the Collateral to remain on Borrower's premises, at Borrower's expense, pending sale or other disposition of the Collateral. Lender shall have the right to conduct such sales on Borrower's premises, at Borrower's expense, or elsewhere, on such occasion or occasions as Lender may see fit. In addition to all such rights and remedies, in the event of the occurrence of an Event of Default, Lender may, (i) in the name of Borrower, or otherwise, demand, collect, receive and receipt for, compound, compromise, settle and give acquittance for, and prosecute and discontinue any suits, causes of action or proceedings in respect of any or all of the Collateral and (ii) at the sole option of Lender, elect to retain all or any part of the Collateral in satisfaction of the Liabilities.

                  9.3 ENTRY UPON PREMISES AND ACCESS TO INFORMATION. In the event of the occurrence of an Event of Default, Lender shall have the right to
(i) enter upon the premises of Borrower where the Collateral is located (or is believed to be located) without any obligation to pay rent to Borrower, or any other place or places where the Collateral is believed to be located and kept, and render the Collateral unusable or remove the Collateral therefrom to the premises of Lender or any agent of Lender, for such time as Lender may desire, in order effectively to collect or liquidate the Collateral, (ii) without being responsible for loss or damage, and being under no obligation to protect or maintain from loss or damage, hold, store, keep idle, use, lease, operate or otherwise use or permit the use of the Collateral or any part thereof for such time and upon such terms as Lender may deem to be commercially reasonable and/or
(iii) require Borrower to assemble the Collateral and make it available to Lender at a place or places to be designated by Lender. In the event of the occurrence of an Event of Default, Lender shall have the right to obtain access to Borrower's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Lender deems appropriate; and Lender shall have the right to notify post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender and to receive, open and deal with all mail addressed to Borrower.

                  9.4 SALE OR OTHER DISPOSITION OF COLLATERAL BY LENDER. Any notice required to be given by Lender of a sale, lease or other disposition or other intended action by Lender with respect to any of the Collateral which is deposited in the United States registered mail, postage prepaid and duly addressed to Borrower at the address specified in SUBSECTION 10.12 below, at least ten (10) Business Days prior to such proposed action shall constitute fair and reasonable notice to Borrower of any such action. The net proceeds realized by Lender upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys' fees and legal expenses incurred by Lender in connection therewith, shall be applied as provided herein toward satisfaction of Borrower's Liabilities including, without limitation, the Liabilities described in SUBSECTIONS 7.4 and 10.3 of this Agreement. Lender shall account to Borrower for any surplus realized upon such sale or other disposition, and Borrower shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Lender's security interest in and lien against the Collateral until the Liabilities are fully paid. Borrower agrees that Lender has no obligation to preserve rights to the Collateral against any other parties.

                  9.5 WAIVER OF DEMAND. Demand, presentment, protest and notice of nonpayment are hereby waived by Borrower. Borrower also waives the benefit of all valuation, appraisal and exemption laws.

                  9.6 ENDORSEMENT BY LENDER; SETOFF. Borrower agrees that, if at any time any Event of Default or Default shall have occurred and be continuing:

                  (A) Lender or the holder of the Revolving Note, in its sole discretion, may take control of and is authorized to endorse Borrower's name to any item of payment for or proceeds of Collateral, and apply to the payment of the Liabilities any and all balances, credits, deposits, accounts or moneys of Borrower then or thereafter with Lender or such holder; and

                  (B) Without limitation of SUBSECTION 9.6(A), Lender is hereby authorized, without notice to Borrower, (i) to set off against and to appropriate and apply to the payment of the Liabilities (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts which Lender is obligated to pay over to Borrower (whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (ii) pending any such action, to the extent necessary, to hold such amounts as Collateral to secure such Liabilities and to dishonor any and all checks and other items drawn against any deposits so held as Lender in its sole discretion may elect.

                  10. MISCELLANEOUS.

                  10.1 WAIVER. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default by Borrower under this Agreement or any of the other Financing Agreements shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or any of the other Financing Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Financing Agreements and no Event of Default by Borrower under this Agreement or any of the other Financing Agreements shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing signed by an officer of Lender, and directed to Borrower specifying such suspension or waiver.

                  10.2 TAXES. All payments by Borrower of principal of, and interest on, the Liabilities and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority.

                  10.3 COSTS AND ATTORNEYS' FEES. Borrower agrees to pay on demand all out-of-pocket costs and expenses of Lender (including the reasonable fees and out-of-pocket expenses of counsel for Lender and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, execution, delivery and administration of this Agreement, the Revolving Note, the Financing Agreements and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith, and all out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Lender in connection with the enforcement (including attempts to vacate an automatic stay) of this Agreement, the Revolving Note, the Financing Agreement and any such instruments or documents or any collateral security.

                  10.4 EXPENDITURES BY LENDER. In the event Borrower shall fail to pay taxes, insurance, assessments, costs or expenses which Borrower is, under any of the terms hereof, required to pay, or fails to keep Borrower's Collateral free from other security interests, liens or encumbrances, except as permitted herein, Lender may, in its sole discretion, make expenditures for any or all of such purposes, and the amount so expended, together with interest thereon at the rate prescribed in SUBSECTION 2.4 above, shall be part of Borrower's Liabilities, payable on demand and secured by the Collateral.

                  10.5 ASSIGNMENTS; PARTICIPATIONS. Lender shall have the right to assign all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Revolving Loans and the Revolving Note) and the Financing Agreements. Upon any such assignment, (a) the assignee shall become a party hereto and, to the extent of such assignment, have all rights and obligations of Lender hereunder and under the Financing Agreements and (b) Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations hereunder and under the Financing Agreements. Borrower hereby agrees to execute and deliver such documents, and to take such other actions, as Lender may request to accomplish the foregoing. Borrower hereby consents to the disclosure of any information obtained in connection herewith by Lender, to any assignee or potential assignee.

                  10.6 RELIANCE BY LENDER. All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.

                  10.7 PARTIES. Whenever in this Agreement there is reference made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the successors and assigns of Borrower and each Subsidiary and the successors and assigns of Lender. Notwithstanding anything herein to the contrary, Borrower may not assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of Lender.

                  10.8 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

                  10.9 APPLICATION OF PAYMENTS. Notwithstanding any contrary provision contained in this Agreement or in any of the other Financing Agreements, Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Lender from Borrower or with respect to any of the Collateral, and Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter, whether with respect to the Collateral or otherwise, against the Liabilities in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records; PROVIDED, HOWEVER, payments applied by Lender in connection with the Revolving Loan shall be applied in an order from the first to the last of the outstanding advances made thereunder.

                  10.10 MARSHALLING; PAYMENTS SET ASIDE. Lender shall be under no obligation to marshall any assets in favor of Borrower or any other party or against or in payment of any or all of the Liabilities. To the extent that Borrower makes a payment or payments to Lender or Lender enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  10.11 SECTION TITLES. The section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

                  10.12 NOTICES. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered (i) three (3) Business Days after deposit in the United States registered mails, with proper postage prepaid, (ii) when sent after receipt of confirmation if sent by telecopy or other similar facsimile transmission, (iii) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (iv) when delivered, if hand delivered by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:

         (i)      If to Lender at:

                  Elliott Associates, L.P.
                  712 Fifth Avenue, 36th Floor
                  New York, New York 10019
                  Attn: Jon Pollock
                  Telecopy: (212) 974-2092
                  Telephone: (212) 506-2999
         with copies to:

                  Jones, Day, Reavis & Pogue
                  77 West Wacker
                  Chicago, Illinois 60601-1692
                  Attn: Timothy R. Pohl
                  Telecopy: (312) 782-8585
                  Telephone: (312) 269-4394


         (ii)     If to Borrower at:

                  Grant Geophysical, Inc.
                  16850 Park Row
                  Houston, Texas 77084
                  Attn: Larry E. Lenig
                  Telecopy:  (281) 398-9996
                  Telephone: (281) 647-5201

         with copies to:

                  King & Pennington, L.L.P.
                  3100 South Tower, Pennzoil Place

                  700 Louisiana Street
                  Houston Texas 77002
                  Attn: C. Robert Bunch
                  Telecopy: (713) 225-8488
                  Telephone: (713) 225-8406


or to such other address or number as each party designates to the other in the manner herein prescribed.

                  10.13 EQUITABLE RELIEF. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lender; therefore, Borrower agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                  10.14 INDEMNIFICATION. Borrower agrees to defend, protect, indemnify and hold harmless Lender and each of its officers, directors, employees, attorneys, consultants and agents (collectively called the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for and consultants of such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or at equitable cause or on contract or otherwise, including any Damages and Costs under Environmental, Health or Safety Requirements of Law or common law principles, arising from or in connection with the past, present or future operations of Borrower or its predecessors in interest, or the past, present of future environmental condition of the Property, the presence of asbestos containing materials at the Property, or the Release or threatened Release of any Contaminant into the environment from the Property) in any manner relating to or arising out of this Agreement or the other Financing Agreements, or any act, event or transaction related or attendant thereto, the agreements of Lender contained herein, the making of the Revolving Loan, the management of such loans or the Collateral (including any liability under any Requirements of Law) or the use or intended use of the proceeds of such loans hereunder (collectively, the "INDEMNIFIED MATTERS"); provided that Borrower shall have no obligation to any Indemnitee hereunder with respect to Indemnified Matters to the extent that any of such losses, claims, damages, liabilities or related expenses are found in a final judgment by a court of competent jurisdiction to have arisen from the willful misconduct or gross negligence of such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. This indemnification shall survive the extinguishment of the Liabilities and the termination of this Agreement.

                  10.15 COUNTERPARTS. This Agreement and any amendment or supplement hereto or any waiver granted in connection herewith may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

                  10.16 PRIOR AGREEMENTS. The terms and conditions set forth in this Agreement shall supersede all prior agreements, discussions, correspondence, memoranda and understandings (whether written or oral) of Borrower and Lender concerning or relating to the subject matter of this Agreement.

                  10.17 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Borrower, Lender and their respective successors and assigns, and shall inure to the benefit of Borrower, Lender, and Lender's successors and assigns. Borrower shall have no right to assign its rights or delegate its duties under this Agreement.

                  10.18 CONTINUING AGREEMENT. This Agreement shall in all respects be a continuing Agreement and shall remain in full force and effect until the Revolving Loans shall have finally expired or terminated, and Borrower shall have made final payment in full of all Liabilities.

                  10.19 FILING OF FINANCING STATEMENT. At Lender's option, this Agreement, or a carbon, photographic or other reproduction of this Agreement or of any Uniform Commercial Code financing statement covering the Collateral or any portion thereof shall be sufficient as a Uniform Commercial Code financing statement and may be filed as such.

                  10.20 COMPUTATIONS. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for purposes of this Agreement such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made on a consolidated basis by Borrower in accordance with GAAP applied on a basis consistent with GAAP as GAAP is in effect as of the date of the first financial statements delivered pursuant to SUBSECTION 7.1.

                  10.21 CHOICE OF LAW. LENDER AND BORROWER HEREBY ACCEPT THIS AGREEMENT AT NEW YORK, NEW YORK BY SIGNING AND DELIVERING IT THERE. ANY DISPUTE BETWEEN LENDER AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER FINANCING AGREEMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS AND NOT THE CONFLICTS OF LAW PROVISIONS OF THE STATE OF NEW YORK.

                  10.22 PERSONAL JURISDICTION.

                  (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION 10.22(B), LENDER AND BORROWER AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY FINANCING AGREEMENT OR SUBSIDIARY DOCUMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK, BUT LENDER AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, NEW YORK. BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

                  (B) OTHER JURISDICTIONS. BORROWER AGREES THAT LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE LENDER TO REALIZE ON THE COLLATERAL (INCLUDING, WITHOUT LIMITATION, THE REAL PROPERTY) OR ANY OTHER SECURITY FOR THE LIABILITIES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF LENDER. BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY LENDER TO REALIZE ON PROPERTY OF BORROWER, COLLATERAL (INCLUDING, WITHOUT LIMITATION, THE REAL PROPERTY) OR ANY OTHER SECURITY FOR THE LIABILITIES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF

LENDER. BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH LENDER HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION 10.22.

                  10.23 WAIVER OF JURY TRIAL. BORROWER AND LENDER WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LENDER AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY FINANCING AGREEMENT OR SUBSIDIARY DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. BORROWER AND LENDER HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.



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


                  IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed as of the day and year first above written.

                                            BORROWER:

                                            GRANT GEOPHYSICAL, INC., a
                                            Delaware corporation


                                             By: /s/ Larry E. Lenig, Jr.
                                                ------------------------------
                                             Name: Larry E. Lenig, Jr.
                                                  ----------------------------
                                             Title: President
                                                   ---------------------------



                                             LENDER:

                                             ELLIOTT ASSOCIATES, L.P., a
                                             Delaware limited partnership



                                             By: /s/ Jonathan D. Pollock
                                                ------------------------------
                                             Name: Jonathan D. Pollock
                                                  ----------------------------
                                             Title: Portfolio Manager
                                                   ---------------------------

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